UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2020 (October 23, 2020)

AMERICAN BRIVISION (HOLDING) CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 11, 2020, American BriVision (Holding) Corporation (the “Company”, or “we”) conducted a closing with regard to certain securities purchase agreements (the “SPAs”) dated October 23, 2020, separately with two non-U.S. investors (the “Investors”). Each of the Investors agreed to purchase and the Company agreed to sell 1,111,112 shares of the Company’s common stock, par value $0.001 (“Common Stock”), and warrants (the “Warrants”) to purchase 1,111,112 shares of Common Stock, for a purchase price of $2,500,000 (the “Offering”). The aggregate net proceeds to the Company are $5,000,000. The Company and the Investors further agreed to amend the terms of the SPA to permit the closing of the offering to occur on a rolling basis.

In connection with the SPAs, the Company and the Investors entered into registration rights agreements (the “Registration Rights Agreements”) that obligate the Company, on the terms and subject to the conditions set forth therein, to register the shares of Common Stock issued to the Investors in the Offering and the shares of Common Stock underlying the Warrants.

Each of the Investors represented to the Company that they qualify as “non-U.S. Persons” as defined in Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).  The parties to the SPAs have each made other customary representations, warranties and covenants.

The Shares and Warrants to be issued to the Investors are exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated thereunder.

The foregoing is only a brief description of the material terms of the SPAs and the Registration Rights Agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits. The forms of SPAs, amendment to the SPAs, and Registration Rights Agreements are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and such document is incorporated herein by reference.

The Warrants will be issued to each Investor upon closing of the transaction contemplated by the SPAs. Each Warrant is exercisable upon issuance and will expire three years from the date of issuance. The initial exercise price of the Warrants is $6.00, subject to stock, splits, stock dividend and other similar events. In addition, when the closing price of the Common Stock equals or exceeds $9.00 per share for twenty Trading Days (as defined in the Exchange Agreements) during any thirty-day period, the Company shall have the right to require the Investors to exercise all or any portion of the Warrants for a cash exercise.

The foregoing is only a brief description of the material terms of the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit. The form of the Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and such document is incorporated herein by reference.

The foregoing shall not constitute an offer to sell or solicitation of an offer to purchase any securities in any jurisdiction where such offers or sales is prohibited.

The Company is obligated to pay the following fees to a FINRA member firm in connection with the Offering: (i) a cash success fee of $175,000 and (ii) warrants to purchase a number of shares of Common Stock equal to 7% of the number of shares of Common Stock sold in the Offering, at an exercise price per share equal to $6.00 subject to adjustment (the “Comp Warrants”). The Comp Warrants are exercisable on a cashless basis, at the holder’s discretion.

Item 3.02. Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

No.	Description
4.1	Form of Warrant issued to the Investors pursuant to the SPA
10.1	Form of SPA entered into by and between the Company and the Investor
10.2	Form of Amendment to SPA entered into by and between the Company and the Investor
10.3	Form of Registration Rights Agreement entered into by and between the Company and the Investor

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American BriVision (Holding) Corporation

November 17, 2020	By:	/s/ Andy An
Andy An
Chief Financial Officer

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